UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 17, 2008
Date of Report
(Date of earliest event reported)

SOCKET COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13810 (Commission File Number)	94-3155066 (IRS Employer Identification No.)

39700 Eureka Drive
Newark, CA 94560
(Address of principal executive offices, including zip code)

(510) 933-3000
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2008, the Board of Directors (the "Board") of Socket Communications, Inc. dba Socket Mobile, Inc. (the "Company") approved an amendment to Article III, Section 3.2 of the Bylaws of the Company to expand the size of its Board from seven (7) members to eight (8) members and appointed Thomas O. Miller to the Board to fill the vacancy created by such increase, effective as of such approval thereof. The Board also appointed Mr. Miller to its Audit Committee.

There is no arrangement or understanding between Mr. Miller and any other persons pursuant to which he was selected as a director. There are no relationships between Mr. Miller and the Company or its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

On February 19, 2008 the Company issued a press release about the new director. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 17, 2008, the Board approved an amendment to Article III, Section 3.2 of the Bylaws of the Company to expand the size of its Board from seven (7) members to eight (8) members, effective as of such approval thereof.

The foregoing description of such amendment is qualified in its entirety by reference to the text of the Certificate of Amendment of the Bylaws of the Company attached hereto as part of the amended Bylaws of the Company filed as Exhibit 3.6 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

3.6	Bylaws of the registrant, as amended February 17, 2008.
99.1	Text of press release, dated February 19, 2008, titled "Tom Miller Joins Socket Mobile Board of Directors."

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET COMMUNICATIONS, INC.

Date: February 20, 2008	By: /s/	David W. Dunlap

Name: David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

2

EXHIBIT INDEX

Exhibit Number	Description

3.6	Bylaws of the registrant, as amended February 17, 2008.
99.1	Text of press release, dated February 19, 2008, titled "Tom Miller Joins Socket Mobile Board of Directors."